Exhibit 99.2

 Fourth Quarter 2021 Investor Presentation

             FORWARD-LOOKING STATEMENTS  2  This document contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including under “2022 Financial Outlook” in this presentation. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the impact and uncertainty created by the ongoing COVID-19 pandemic, including, but not limited to, its effects on our employees, facilities, customers, and suppliers, the availability and cost of raw materials, energy, and other supplies, the availability and cost of labor, logistics, and transportation, governmental regulations and restrictions, and general economic conditions, including inflation; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences and changing technologies; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts, acquisition and divestiture activities, and operational improvement plan; the effectiveness of the Company’s past restructuring activities; changes in costs of raw materials, including energy; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This presentation contains time-sensitive information that reflects management’s best analysis only as of the date of this presentation. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

 NON-GAAP FINANCIAL MEASURES  2  Within this document, the Company reports certain non-GAAP financial measures, including: (1) adjusted revenue, adjusted operating income, adjusted net earnings, adjusted EBITDA, and adjusted diluted earnings per share (which exclude divestiture & other related costs, the results of the divested product lines, restructuring and other costs, which include operational improvement plan costs and income, and the 2020 one-time COVID-19 employee payment) (2) adjusted results by segment (which exclude divestiture & other related costs, operational improvement plan costs and income, and the results of the divested operations), (3) percentage changes in revenue, operating income, diluted earnings per share, and EBITDA on an adjusted local currency basis (which eliminate the effects that result from translating its international operations into U.S. dollars, divestiture & other related costs, the results of the divested product lines, restructuring and other costs, which include operational improvement plan costs, and the 2020 one-time COVID-19 employee payment), and (4) adjusted EBITDA (which excludes depreciation and amortization expense, non-cash share based compensation expense, the results of the divested product lines, the divestiture & other related costs, operational improvement plan costs and income, and the 2020 one-time COVID-19 employee payment). The Company has included each of these non-GAAP measures in order to provide additional information regarding the underlying operating results and comparable period- over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this presentation and the Company’s SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends. The Company believes this information can be beneficial to investors for these same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies. Refer to “Non-GAAPFinancial Measures” at the end of this presentation for reconciliations and additional information.

     Sensient Overview  2  Provider of customized solutions for food and beverage, pharmaceutical, and personal care customersGlobal market leader offering an extensive portfolio of natural flavor and color technology platforms and solutionsExceptional innovation & applications expertise with unique ability to service global, regional, and local customers

     Innovative Technologies Creating Unique Solutions  2  Applications expertise and solutions-based sellingHigh impact relative to costTechnically-driven products that are difficult to replace Strong consumer trendsOpportunities to grow organically and through M&A

     Focusing our portfolio and strengthening our commitment to the end markets  2  Investing in core focus areas of Flavors and Extracts, Natural Ingredients, Food and Pharmaceutical Colors, and Personal CareDivested non-core product lines (inks, fragrances, and yogurt fruitprep product lines) in 2020 and 2021Expanded flavor portfolio and strengthened technical solutions capabilities through the acquisition of Flavor Solutions, Inc. on July 15, 2021

     Natural solutions provider focused on consistent and sustainable supply chain  2  Provider of natural solutions to support health & wellness and clean label consumer trendsRobust agronomy program ensures responsible procurement and traceability of sustainable ingredientsCommitted to delivering safe, authentic, high-quality natural products through Sensient’s CertasureTM program

Global Revenue by Group





Color Group

2021 Revenue: $545M | 2021 Adj. Revenue*: $543M

Core Areas of Focus: Food and Pharmaceutical Colors and Personal Care



Flavors & Extracts Group

2021 Revenue: $739M | 2021 Adj. Revenue*: $712M

Core Areas of Focus: Natural Flavors, Extracts and Natural Ingredients



Asia Pacific Group

2021 Revenue: $135M | 2021 Adj. Revenue*: $135M

Core Areas of Focus: Flavors and Colors for food and beverage

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2021 Global Revenues include intercompany sales which are eliminated on a consolidated basis.
**Adj. Revenue is a Non-GAAP metric, please see our GAAP to Non-GAAP Reconciliation at the end of this document.*

             9  Global market leaderNatural color innovatorExcellent innovation & applications expertise      Color Group

Color Overview



	2021 Revenue: $545M	2021 Adj. Revenue*: $543M
Food and Pharmaceutical	**71% of Segment Revenue**	**71% of Adj. Segment Revenue**
	LC Revenue Change Q4 '21 +15.6% YTD '21 +9.4%	• Market trend toward natural colors in food and beverage • Unique value proposition for Pharmaceutical customers includes colors, flavors, coatings, and extracts
Personal Care	**29% of Segment Revenue**	**29% of Adj. Segment Revenue**
	LC Revenue Change Q4 '21 +16.3% YTD '21 +9.3%	• Demand for innovative products with multiple benefits • Product line includes formulation aides and ingredients for color cosmetics, hair care, and skin care • Recovery from negative COVID impacts ongoing
Inks		
	• Inks divested in June 2020	

*Local-currency (LC) revenue and adjusted revenue are Non-GAAP metrics, please see our GAAP to Non-GAAP Reconciliation at the end of this document.

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 11    Flavors & Extracts Group  Broad product offeringUnique ability to service global, regional, and local customersLeading technology platformsOutstanding applications expertise

Flavors & Extracts Overview



2021 Revenue: $739M | **2021 Adj. Revenue*: $712M**

Flavors, Extracts, and Flavor Ingredients

62% of Segment Revenue | **64% of Adj. Segment Revenue**

LC Revenue	Change
Q4 '21	+11.8%
YTD '21	+11.9%

- Opportunities for on trend products with extracts, taste modulation, and natural flavors

Natural Ingredients

35% of Segment Revenue | **36% of Adj. Segment Revenue**

LC Revenue	Change
Q4 '21	+2.4%
YTD '21	+5.1%

- Leading provider of dehydrated onion, garlic, and other products

Fragrances & Yogurt Fruit Prep

3% of Segment Revenue

- Yogurt Fruit Prep divested September 2020
- Fragrances divested April 2021

**Local-currency (LC) revenue and adjusted revenue are Non-GAAP metrics, please see our GAAP to Non-GAAP Reconciliation at the end of this document.*

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 13    Asia Pacific Group  Portfolio of food and beverage flavors and colorsR&D centers in Singapore, Thailand, and China to support local and regional customer baseAbility to deliver localized solutionsand technology platforms

 14      2021 adjusted revenue of $135 million and adjusted operating income of $26 millionSensient’s sales of flavors and colors for Food and Pharmaceutical are managed on a geographic basis and reported as a separate segmentManufacturing capabilities in Australia, New Zealand, China, Japan, Philippines, Thailand, and IndiaQ4 2021 local currency adjusted revenue and operating profit improved15.0% and 24.9%, respectively  * Adjusted revenue, local currency adjusted revenue, adjusted operating income, and local currency adjusted operating income are Non-GAAP metrics. Please see our GAAP to Non-GAAP Reconciliation at the end of this document.  Asia Pacific Overview

2021 Q4 Segment Results



Local Currency Adjusted Revenue*	Q4	YTD
Color	+15.8%	+9.4%
Flavors & Extracts	+8.0%	+9.4%
Asia Pacific	+15.0%	+10.1%

Local Currency Adjusted Operating Income*	Q4	YTD
Color	+19.1%	+4.8%
Flavors & Extracts	+10.6%	+15.2%
Asia Pacific	+24.9%	+21.6%

Local Currency Adjusted* Commentary:

Color Group reported higher revenue in the quarter due to double digit growth in Personal Care and continued strength in Food and Pharmaceutical driven by new product launches and demand in natural food and beverage colors. Operating income was up in the quarter due to volume.

Flavors & Extracts Group fourth quarter revenue increase was driven by volume growth in all product categories. Flavor Solutions acquisition contributed $3 million, or 1.9%, of growth in the quarter. Operating income was up as a result of the higher volumes and product mix.

Asia Pacific Group fourth quarter revenue increased double digits driven by volume growth in almost all regions. Operating income improved in the quarter due to volume growth.

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*Local-currency (LC) adjusted revenue and adjusted operating income are Non-GAAP metrics. Please see our GAAP to Non-GAAP Reconciliation at the end of this document.

 16    2021 Q4 Consolidated Results    Q4  YTD  Local Currency Adjusted Revenue*  +10.7%  +9.1%  Local Currency Adjusted Operating Income*  +14.6%  +8.3%  Local Currency Adjusted Diluted EPS*  +21.3%  +10.0%  Local Currency Adjusted EBITDA*  +14.7%  +8.6%  Q4 consolidated local currency adjusted revenue was up double digits due to strong growth across all of the groups primarily as a result of volume growth driven by new customer sale wins. Personal Care revenue grew double digits driven by the group’s diversification strategy and ongoing recovery in color make-up.Q4 consolidated local currency adjusted operating income was up due to the overall volume growth across our businesses; however, the operating income improvement was partially offset due to higher year-over-year Corporate expenses related to performance-based compensation and timing of pricing actions related to higher raw material costs.  * Local-currency (LC) adjusted revenue, adjusted operating income, adjusted diluted EPS, and adjusted EBITDA are Non-GAAP metrics. Please see our GAAP to Non-GAAP Reconciliation at the end of this document.

   Capital Allocation  Prioritize ROI capital projects  Maintain financial flexibility to pursueM&A  Dividend payout increased 5.1% in 2021  Excess capital returned to shareholdersthrough opportunistic share repurchases            $87  $77  $43  $54  $57  $62  $66  $67  $56  $51  $39  $52  $61  $31  $14  $9  $87  $118  $-  $50  $100  $150  $200  $250  2017  2018  2019  2020  2021  DOLLARS IN MILLIONS        Share Repurchase    Acquisitions  Dividends    Debt Repayments  Capital Expenditures      17

   2022 Financial Outlook  18  Metric  Guidance*  Comments  Diluted EPS (GAAP)  Mid-teen growth  At current rates, we anticipate a FX headwind of approximately 10 cents  Local Currency Diluted EPS*  High single digit growth    Local Currency Revenue*  Mid-single digit growth    Adjusted Local Currency EBITDA*  High single digit growth  Excludes the impact of share-based stock compensation  *In 2022, the Company does not anticipate any impact to the above metrics as a result of divestiture & other related costs, operational improvement plancosts, or the results of the divested operations.The 2022 Local Currency Diluted EPS, Local Currency Revenue and Adjusted Local Currency EBITDA growth rates for 2022 are compared to the 2021 Adjusted Diluted EPS, Adjusted Revenue and Adjusted EBITDA, respectively, which excluded the divestiture & other related costs, operational improvement plan costs and the results of operations of the divested product lines. Adjusted revenue, adjusted diluted EPS and adjusted EBITDA are Non-GAAP metrics. Please see our GAAP to Non-GAAP Reconciliation at the end of this document.

   Why Invest?    Strong competitive positionDefensible and ‘Sticky’ business (& low portion ofcustomer costs)Global presenceExposure to stable and growing markets Focused on improving returns and on growth  19

   APPENDIX*  *Amounts in thousands, except percentages and per share amounts

ESG Information

Click here to access our


SENSIENT
2020
Sustainability
Report

Environmental

Sensient is committed to the principles of sound environmental stewardship and the responsible and sustainable use of energy and natural resources.

- Long-term goals to **reduce** Energy, Water, and Hazardous **Waste intensity**
- Seed-to-shelf program focused on **sustainable supply chain**
- Emphasis on new products and technologies that **minimize waste and environmental impacts**
- **Chemical Risk Strategy** implemented to identify and reduce risk in our portfolio

Social

Sensient strives to conduct business in an ethical manner and to make a positive contribution to society through our product offerings and business activities.

- Sensient's Code of Conduct and Supplier Code of Conduct require **strong ethical behavior**, **fair employment practices, and strict human rights practices** and **product safety standards**
- Robust product, environmental, and raw material **safety programs** designed to **exceed industry standards**.
- Raw material **traceability and sustainability** programs
- **Support for our local communities** through volunteerism, financial donations, sponsorships, and employee education opportunities

Governance

Sensient is committed to maintaining the highest standards of professional conduct and strong corporate governance practices through our comprehensive corporate governance framework.

- Board comprised of a majority of **independent directors** with diverse and accomplished backgrounds
- Committed to **board diversity and refreshment,** we were recognized by 50/50 Women on Boards for the tenth year in a row and we have added seven new directors since 2014.
- Robust Code of Conduct built on a foundation of **ethics, safety and quality, and professionalism** resulting in ethical and lawful conduct of our business

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Non-GAAP Financial Measures

	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Year Ended December 31, 2021	Year Ended December 31, 2020
Revenue (GAAP)	$ 340,448	$ 334,668	$ 1,380,264	$ 1,332,001
Revenue of the divested product lines	(663)	(25,163)	(30,062)	(113,553)
Adjusted revenue	$ 339,785	$ 309,505	$ 1,350,202	$ 1,218,448
Operating income (GAAP)	$ 40,420	$ 34,815	$ 170,028	$ 152,656
Divestiture & other related costs (income) – Cost of products sold	58	4	86	1,795
Divestiture & other related costs – Selling and administrative expenses	579	1,671	14,052	10,360
Operating loss (income) of the divested product lines	518	(3,415)	(1,880)	(7,580)
Operational improvement plan - Cost of products sold	-	-	-	35
Operational improvement plan - Selling and administrative expenses (income)	115	698	(1,895)	3,304
COVID-19 employee payment - Cost of products sold	-	1,036	-	1,036
COVID-19 employee payment - Selling and administrative expenses	-	1,986	-	1,986
Adjusted operating income	$ 41,690	$ 36,795	$ 180,391	$ 163,592
Net earnings (GAAP)	$ 27,229	$ 25,169	$ 118,745	$ 109,472
Divestiture & other related costs, before tax	637	1,675	14,138	12,155
Tax impact of divestiture & other related costs	1,809	(1,393)	2,092	(2,605)
Net loss (earnings) of the divested product lines, before tax	518	(3,415)	(1,880)	(7,580)
Tax impact of the divested product lines	(130)	790	460	1,945
Operational improvement plan costs (income), before tax	115	698	(1,895)	3,339
Tax impact of operational improvement plan	427	(170)	471	(826)
COVID-19 employee payment, before tax	-	3,022	-	3,022
Tax impact of COVID-19 employee payment	-	(675)	-	(675)
Adjusted net earnings	$ 30,605	$ 25,701	$ 132,131	$ 118,247
Diluted earnings per share (GAAP)	$ 0.65	$ 0.59	$ 2.81	$ 2.59
Divestiture & other related costs (income), net of tax	0.06	0.01	0.38	0.23
Results of operations of the divested product lines, net of tax	0.01	(0.06)	(0.03)	(0.13)
Operational improvement plan costs (income), net of tax	0.01	0.01	(0.03)	0.06
COVID-19 employee payment, net of tax	-	0.06	-	0.06
Adjusted diluted earnings per share	$ 0.73	$ 0.61	$ 3.13	$ 2.79

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Note: EPS Calculations may not foot due to rounding differences

Non-GAAP Financial Measures (Cont'd)

	Three Months Ended December 31, 2021				Year Ended December 31, 2021			
Revenue	Total	Foreign Exchange Rates	Adjustments*	Adjusted Local Currency	Total	Foreign Exchange Rates	Adjustments*	Adjusted Local Currency
Flavors & Extracts	(6.1%)	(0.7%)	(13.4%)	8.0%	(0.4%)	1.6%	(11.4%)	9.4%
Color	14.4%	(1.1%)	(0.3%)	15.8%	8.8%	2.1%	(2.7%)	9.4%
Asia Pacific	11.1%	(3.5%)	(0.4%)	15.0%	11.6%	1.7%	(0.2%)	10.1%
Total Revenue	**1.7%**	**(1.2%)**	**(7.8%)**	**10.7%**	**3.6%**	**1.8%**	**(7.3%)**	**9.1%**
Operating Income								
Flavors & Extracts	(6.7%)	(0.7%)	(16.6%)	10.6%	8.4%	1.2%	(8.0%)	15.2%
Color	17.3%	(0.8%)	(1.0%)	19.1%	7.9%	2.6%	0.5%	4.8%
Asia Pacific	18.9%	(5.1%)	(0.9%)	24.9%	19.3%	(1.8%)	(0.5%)	21.6%
Corporate & Other	(16.1%)	0.0%	(38.2%)	22.1%	3.7%	0.0%	(18.4%)	22.1%
Total Operating Income	**16.1%**	**(1.8%)**	**3.3%**	**14.6%**	**11.4%**	**2.1%**	**1.0%**	**8.3%**
Diluted Earnings Per Share	**10.2%**	**(1.7%)**	**(9.4%)**	**21.3%**	**8.5%**	**1.9%**	**(3.4%)**	**10.0%**
Adjusted EBITDA	**13.5%**	**(1.2%)**	**N/A**	**14.7%**	**10.6%**	**2.0%**	**N/A**	**8.6%**

**For Revenue, adjustments consist of revenues of the divested product lines. For Operating Income, Diluted Earnings per Share, and Adjusted EBITDA, adjustments consist of the results of the divested product lines, divestiture & other related costs, operational improvement plan costs and income, and the 2020 COVID-19 employee payment.*

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Non-GAAP Financial Measures (Cont’d)  24     2021    2020    % Change    2021    2020    % Change   Operating income (GAAP)  $ 40,420  $ 34,815  16.1%  $ 170,028  $ 152,656  11.4%  Depreciation and amortization  13,223  12,810    52,051  49,641    Depreciation and amortization, divested product lines  -  (48)    (146)  (193)    Share-based compensation expense  3,142  1,591    9,573  5,608    Divestiture & other related costs, before tax  637  1,675    14,138  12,155    Results of operations of the divested product lines, before tax  518  (3,415)    (1,880)  (7,580)    Operational improvement plan costs (income), before tax  115  698    (1,895)  3,339    COVID-19 employee payment, before tax   -    3,022       -    3,022      Adjusted EBITDA   $ 58,055    $ 51,148    13.5%    $ 241,869    $ 218,648    10.6%    Three Months Ended December 31, Year Ended December 31,

 Non-GAAP Financial Measures (Cont’d)  25  Note: *Fragrances was divested in April 2021, Inks was divested in June 2020, and Yogurt Fruit Prep was divested in September 2020.  Revenue   Total   Exchange Rates   Local Currency    Total   Exchange Rates   Local Currency   Flavors, Extracts and Flavor Ingredients  11.2%  (0.6%)  11.8%  14.1%  2.2%  11.9%  Natural Ingredients  2.4%  0.0%  2.4%  5.2%  0.1%  5.1%  Fragrances*  (100.0%)  (4.0%)  (96.0%)  (73.4%)  3.7%  (77.1%)  Yogurt Fruit Prep*  (90.3%)  0.0%  (90.3%)  (64.1%)  0.0%  (64.1%)  Flavors & Extracts Group  (6.1%)  (0.7%)  (5.4%)  (0.4%)  1.6%  (2.0%)  Food and Pharmaceutical  14.6%  (1.0%)  15.6%  11.5%  2.1%  9.4%  Personal Care  15.0%  (1.3%)  16.3%  11.5%  2.2%  9.3%  Inks*  (22.5%)  0.0%  (22.5%)  (85.4%)  1.8%  (87.2%)  Color Group  14.4%  (1.1%)  15.5%  8.8%  2.1%  6.7%  Asia Pacific  11.1%  (3.5%)  14.6%  11.6%  1.7%  9.9%  Total revenue including the productlines divested  1.7%  (1.2%)  2.9%  3.6%  1.7%  1.9%   Three Months Ended December 31, 2021 Year Ended December 31, 2021 Foreign Foreign

 Q4 Results of Operations  26  Results by Segment Three Months Ended December 31,   Revenue   2021    Adjustments*   Adjusted 2021    2020    Adjustments*  Adjusted 2020   Flavors & Extracts  $ 177,448  $ (221)  $ 177,227  $ 189,060  $ (24,378)  $ 164,682  Color  137,104  (442)  136,662  119,813  (766)  119,047  Asia Pacific  35,749  -  35,749  32,165  (116)  32,049  Intersegment elimination   (9,853)   -    (9,853)   (6,370)   97    (6,273)  Consolidated   $ 340,448    $ (663)   $ 339,785    $ 334,668    $ (25,163)   $ 309,505   Operating Income              Flavors & Extracts  $ 21,942  $ 491  $ 22,433  $ 23,507  $ (3,214)  $ 20,293  Color  24,113  27  24,140  20,548  (158)  20,390  Asia Pacific  7,184  -  7,184  6,044  (43)  6,001  Corporate & Other   (12,819)   752    (12,067)   (15,284)   5,395    (9,889)  Consolidated   $ 40,420    $ 1,270    $ 41,690    $ 34,815    $ 1,980    $ 36,795   * For Revenue, adjustments consist of revenues of the divested product lines. For Operating Income, adjustments consist of the results of the divested product lines, divestiture & other related costs, operational improvement plan costs and income, and the 2020 COVID-19 employee payment.

 Q4 YTD Results of Operations  27  Results by Segment Year Ended December 31,   Revenue   2021    Adjustments*   Adjusted 2021    2020    Adjustments*  Adjusted 2020   Flavors & Extracts  $ 739,427  $ (27,837)  $ 711,590  $ 742,035  $ (99,543)  $ 642,492  Color  545,270  (2,080)  543,190  501,018  (14,008)  487,010  Asia Pacific  135,348  (295)  135,053  121,227  (518)  120,709  Intersegment elimination   (39,781)   150    (39,631)   (32,279)   516    (31,763)  Consolidated   $ 1,380,264    $ (30,062)   $ 1,350,202    $ 1,332,001    $ (113,553)   $ 1,218,448   Operating Income              Flavors & Extracts  $ 98,660  $ (2,368)  $ 96,292  $ 90,974  $ (8,292)  $ 82,682  Color  103,575  575  104,150  96,034  871  96,905  Asia Pacific  26,330  (87)  26,243  22,075  (159)  21,916  Corporate & Other   (58,537)   12,243    (46,294)   (56,427)   18,516    (37,911)  Consolidated   $ 170,028    $ 10,363    $ 180,391    $ 152,656    $ 10,936    $ 163,592   * For Revenue, adjustments consist of revenues of the divested product lines. For Operating Income, adjustments consist of the results of the divested product lines, divestiture & other related costs, operational improvement plan costs and income, and the 2020 COVID-19 employee payment.

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